UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): November 14, 2005

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

Brandywine West, 1521 Concord Pike, Suite 301, Wilmington, Delaware 19803
(Address of Principal Executive Offices, including Zip Code)

        Registrant’s Telephone Number, including Area Code: 302-778-8227

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

        On November 14, 2005, GrafTech International Ltd. (“GrafTech”) entered into a separation agreement with Scott C. Mason, former Vice President of GrafTech and President of GrafTech’s Advanced Carbon Solutions line of business. The agreement provides for continued salary through November 15, 2005 and 14 ½ months’ severance at a rate of $27,038 per month (with accelerated payment on a net present value basis in January 2006). The agreement also provides for continued participation in health and welfare plans at active employee rates and outplacement assistance for one year. Mr. Mason will retain his vested stock options as well as the unvested options remaining in his 2003 Long Term Incentive Plan grant with a grant price of $6.56, which will remain exercisable until the earlier of the original expiration date or 3 years from Mr. Mason’s last day of work. Mr. Mason and GrafTech entered into a mutual release, and Mr. Mason agreed to not compete with GrafTech through January 31, 2007.

Item 9.01.   Financial Statements and Exhibits

99.1	Separation Agreement between GrafTech International Ltd. and Scott C. Mason dated November 14, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: November 15, 2005	By:/s/ Karen G. Narwold Karen G. Narwold Vice President, General Counsel, Human Resources and Secretary